  UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549     SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )     Filed by the Registrant " Filed by a Party other than the Registrant ! Check the appropriate box: !   Preliminary Proxy Statement !   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) !   Definitive Proxy Statement "   Definitive Additional Materials !   Soliciting Material under §240.14a-12 Alight, Inc. (Name of Registrant as Specified In Its Charter)   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check all boxes that apply): "   No fee required !   Fee paid previously with preliminary materials !   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V93836-P44978 ALIGHT, INC. 320 SOUTH CANAL STREET 50TH FLOOR, SUITE 5000 CHICAGO, ILLINOIS 60606 ALIGHT, INC. 2026 Annual Meeting Vote by June 9, 2026 11:59 PM ET You invested in ALIGHT, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 10, 2026. Get informed before you vote View the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 27, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* June 10, 2026 1:00 p.m. Central Time Virtually at: www.virtualshareholdermeeting.com/ALIT2026 *Please check the meeting materials for any special requirements for meeting attendance. Shareholder Meeting Registration To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V93837-P44978 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters. 1. To elect three Class II director nominees named in the proxy statement to our Board of Directors (the “Board”). 1a. Russell P. Fradin For 1b. Robert A. Lopes, Jr. For 1c. Richard N. Massey For 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026. For 3. To approve, on an advisory (non-binding) basis, the 2025 compensation paid to our named executive officers. For 4. To approve an amendment to the Company’s Certificate of Incorporation (the “Alight Charter”) to declassify the Board. For 5. To approve an amendment to the Alight Charter to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware. For 6. To approve a series of four alternate amendments to the Alight Charter to authorize the Board to effect reverse stock splits of the outstanding shares of common stock at ratios of 1-for-10, 1-for-20, 1-for-30 and 1-for-40 and corresponding decreases in authorized shares. For